Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-43311, 333-147491, 333-142462, and 33-54104) and on Form S-8 (Nos. 33-32439, 2-80883, 33-52069, 333-58248, 333-40536, 33-49646, 333-37210, 333-104279 and 333-135088) of Old Republic International Corporation of our report dated February 25, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

                                                        /s/ Pricewaterhouse Cooopers LLP

Chicago, Illinois
February 25, 2008